Exhibit 5(b)

                     Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                          New York, New York  10022

                                             February 1, 1996

          Deposit Guaranty Corp.
          210 East Capital Street
          Jackson, Mississippi  39205

                    Re:  Deposit Guaranty Corp. Registration
                         Statement on Form S-3 (File No. 33-64333)

          Ladies and Gentlemen:

                    We have acted as special counsel to Deposit
          Guaranty Corp., a Mississippi business corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on November 16, 1995. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $300,000,000 (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company): (i) one or more series of its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities, which may be convertible at the option of a holder or the Company into Equity Securities (as defined herein) of the Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued under either the Senior Debt Securities Indenture, between the Company and SunTrust Bank, Atlanta, as Trustee (the "Senior Indenture"), or the Subordinated Debt Securities Indenture, between the Company and SunTrust Bank, Atlanta, as Trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures" and the Trustee under the Indentures, the "Debt Trustees"), filed as exhibits to the Registration Statement, (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of Preferred Stock, no par value (the "Preferred Stock"), of the Company which may be convertible, at the option of the holder, into Common Stock (as defined herein) or any other class or series of Equity Securities of the Company or convertible at the option of the Company into Equity Securities or other Debt Securities of the Company, (iv) fractional interests in shares of Preferred Stock represented by depositary shares ("Depositary Shares") evidenced by depositary receipts (the "Receipts"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) warrants to purchase Depositary Shares (the "Depositary Share Warrants"), (vii) Common Stock, no par value (the "Common Stock" together with the Preferred Stock and Depositary Shares representing Preferred Stock, the "Equity Securities") of the Company, and (viii) warrants to purchase Common Stock (the "Common Stock Warrants,") in amounts, at prices, and on terms to be determined at the time of the offering. The Debt Securities, the Preferred Stock Warrants, the Depositary Share Warrants, the Equity Securities and the Common Stock Warrants are hereinafter referred to as the "Registered Securities."

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement (file No. 33-64333) filed with the Commission on November 16, 1995, as amended by Amendment No. 1 thereto filed with the Commission on February 1, 1996 under the Act; (ii) the form of each of the Senior Indenture and the Subordinated Indenture filed as exhibits to the Registration Statement; (iii) the form of underwriting agreement (the "Underwriting Agreement") proposed to be entered into between the Company and the one or more underwriters to be named therein (the "Underwriters") in connection with an offering of Registered Securities, filed as an exhibit to the Registration Statement; (iv) the form of Warrant Agreement (the "Warrant Agreement") proposed to be entered into between the Company and a bank or trust company (the "Warrant Agent"), filed as an exhibit to the Registration Statement; and (v) the form of Deposit Agreement (the "Deposit Agreement") proposed to be entered into between the Company and a depositary (the "Depositary"), filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the enforceability against the Company of the Debt Securities, the Debt Warrants and the Receipts to the extent set forth in paragraphs 1, 2 and 3 below, the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                    Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein, and this opinion is limited to laws, rules and regulations, as in effect on the date hereof.

                    In rendering the opinions set forth below, we have assumed that (i) the Company has duly authorized the issuance of the Registered Securities and the filing of the Registration Statement under Mississippi law; (ii) the Indentures, the Underwriting Agreement, any Deposit Agreement and any Warrant Agreement relating to Debt Securities will be duly authorized, executed and delivered by the Company under Mississippi law; (iii) the choice of New York law in the Indentures, the Underwriting Agreement, any Deposit Agreement and any Warrant Agreement is legal and valid under the laws of other applicable jurisdictions; (iv) the execution by the Company of the Indentures, any Deposit Agreement, any Warrant Agreement relating to Debt Warrants or any Preferred Stock underlying any offered Receipts, or any Registered Securities which may be convertible into any Debt Securities or any Registered Securities into which Debt Securities may be convertible and the performance of the Company of its obligations thereunder or under such securities will not violate or conflict with any laws of the State of Mississippi; (v) any securities underlying any Receipts or any Registered Securities or which may be issuable upon conversion of any Registered Securities or any Equity Securities into which Debt Securities may be convertible will be duly authorized and issued by the Company and will be fully paid and nonassessable; and
          (vi) any Debt Securities, Receipts or Debt Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Debt Trustees, Depositary or the Warrant Agent, respectively.

                    Based upon and subject to the foregoing, we are of the opinion that:

                    1.  When (i) the Registration Statement, as
          finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the relevant Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, any securities underlying any Registered Securities or which may be issuable upon conversion of any Registered Securities or any Registered Securities into which Debt Securities may be convertible, and related matters; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established by all necessary corporate action in conformity with the relevant Indenture relating to the offered Debt Securities so as not to violate any applicable law, the Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Underwriting Agreement, if any, or any other purchase or agency agreement has been duly executed and delivered by the Company and the other parties thereto; and (vi) the Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture in the applicable form filed as an exhibit to the Registration Statement or any amendment thereto and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Debt Securities, when issued and sold in accordance with the terms of the Underwriting Agreement, if any, or any other purchase or agency agreement, or when issued upon conversion of, and in accordance with, the terms of Preferred Stock, or when issued upon exercise of, and in accordance with, the terms of a Warrant Agreement, the Debt Securities will be valid and binding obligations of the Company entitled to the benefit of the applicable Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

                    2.  When (i) the Registration Statement, as
          finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Debt Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Debt Warrants and related matters; (v) the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Debt Warrants so as not to violate any applicable law, the Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Underwriting Agreement, if any, or any other purchase or agency agreement with respect to the Debt Warrants has been duly executed and delivered by the Company and the other parties thereto; and (vii) the Debt Warrants have been duly executed and authenticated in accordance with the terms of the Warrant Agreement in the form filed as an exhibit to the Registration Statement or any amendment thereto and delivered by the proper officers of the Company to the purchasers thereof against payment therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Debt Warrants when issued and sold in accordance with the terms of the Warrant Agreement, the Underwriting Agreement or any other purchase or agency agreement, if any, will be valid and binding obligations of the Company and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                    3.  When (i) the Registration Statement, as
          finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the offered Receipts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Deposit Agreement with respect to the Receipts has been duly authorized, executed and delivered; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Receipts (including the Depositary Shares underlying such Receipts) and related matters; (v) the terms of the Receipts and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Restated Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;
          (vi) the Underwriting Agreement, if any, or any other purchase or agency agreement with respect to the Receipts has been duly executed and delivered by the Company and the other parties thereto; and (vii) the Receipts have been duly executed and authenticated in accordance with the provisions of the Deposit Agreement in the form filed as an exhibit to the Registration Statement or any amendment thereto and delivered by the proper officers of the Company to the purchasers thereof against payment therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Receipts, when issued against deposit of the underlying Preferred Stock and sold in accordance with the applicable Deposit Agreement and the applicable Underwriting Agreement or any other purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by
          (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5(b) to the Registration Statement and the appearance of this firm's name under the heading "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher & Flom

                               Skadden, Arps, Slate, Meagher & Flom